Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured California Premium Income Municipal Fund 2, Inc.
33-58240
811-07492

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18,
2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the Fundamental Investment
Policies are as follows:

   To approve the elimination
of the fundamental policy
relating to commodities.
    Common and MuniPreferred
 shares voting
together as a
class
     MuniPreferred
shares voting
together as a
 class
   For
                6,007,942
                       587
   Against
                   349,243
                       100
   Abstain
                   465,208
                         45
   Broker Non-Votes
                1,953,027
                    1,656
      Total
                8,775,420
                    2,388



To approve the new fundamental
 policy relating to commodities.


   For
                5,965,027
                       588
   Against
                   392,669
                       101
   Abstain
                   464,697
                         43
   Broker Non-Votes
                1,953,027
                    1,656
      Total
                8,775,420
                    2,388



To approve the elimination of the
 fundamental policies relating to
 derivatives and short sales.


   For
                6,031,353
                       604
   Against
                   376,434
                         88
   Abstain
                   414,606
                         40
   Broker Non-Votes
                1,953,027
                    1,656
      Total
                8,775,420
                    2,388



To approve the elimination of the
 fundamental policies prohibiting
 investment in other investment
companies.


   For
                6,010,906
                       589
   Against
                   395,961
                       103
   Abstain
                   415,526
                         40
   Broker Non-Votes
                1,953,027
                    1,656
      Total
                8,775,420
                    2,388



To approve the elimination of the
 fundamental policies relating to
investments in insured municipal
 securities.


   For
                6,040,047
                       636
   Against
                   370,273
                         57
   Abstain
                   412,073
                         39
   Broker Non-Votes
                1,953,027
                    1,656
      Total
                8,775,420
                    2,388



To approve the new fundamental
 policy relating to investments in
 insured municipal securities.


   For
                6,076,135
                       640
   Against
                   355,481
                         53
   Abstain
                   390,777
                         39
   Broker Non-Votes
                1,953,027
                    1,656
      Total
                8,775,420
                    2,388

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012595.